                                                                    Exhibit 7(d)


                                 YRT AGREEMENT
                                   No. 5920-5


                                    BETWEEN


                            PROVIDENTMUTUAL LIFE AND
                           ANNUITY COMPANY OF AMERICA
                              OF NEWARK, DELAWARE
                                (CEDING COMPANY)

                                      AND

                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
                             OF CEDAR RAPIDS, IOWA
                                  (REINSURER)



                           EFFECTIVE OCTOBER 1, 2001
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                               Table of Contents


     Articles

 1   Preamble
 2   Basis of Reinsurance
 3   Automatic Reinsurance
 4   Procedures for Facultative Reinsurance
 5   Liability
 6   Notification and Reporting of Reinsurance
 7   Plans of Insurance
 8   Reinsurance Premiums
 9   Premium Accounting
10   Reinstatement
11   Reductions, Terminations and Changes
12   Claims
13   Extra Contractual Damages
14   Increase in Retention and Recapture
15   Insolvency
16   Arbitration
17   DAC Tax
18   Entire Agreement
19   Service of Suit
20   General Provisions
21   Commencement and Termination
22   Confidentiality

     Schedules

A    Specifications
B    Limits
C    Exceptions
D    Definitions

     Exhibit

  I  Reinsurance Premiums
 II  YRT Premiums
III  Reports

                                   ARTICLE 1

                                    PREAMBLE

1.01 This Agreement is made and entered into by and between Providentmutual Life and Annuity Company of America (hereinafter referred to as the "Ceding Company") and Transamerica Occidental Life Insurance Company (hereinafter referred to as the "Reinsurer").

1.02 The Ceding Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement and the performance of the obligations of each party under this Agreement shall be rendered solely to the other party.

                                   ARTICLE 2

                              BASIS OF REINSURANCE

2.01 BASIS. Reinsurance under this Agreement must be life insurance as described in Schedule A.

2.02 AUTOMATIC REINSURANCE. The Ceding Company shall cede and the Reinsurer shall automatically reinsure policies issued under the plans of insurance and other additional benefits described in Schedule A subject to the requirements described in Article 3.

2.03 FACULTATIVE REINSURANCE. The Ceding Company may submit to the Reinsurer any coverage described in Schedule A for facultative review subject to the procedures described in Article 4.

2.04 INITIAL MINIMUM. The initial minimum amount of life reinsurance on any individual policy must be greater than or equal to the amount stated in Schedule A.

2.05 SUBSEQUENT MINIMUM. If the subsequent amount of life reinsurance net amount at risk falls below the minimum amount stated in Schedule A on any policy, as of that date all of the life reinsurance on that policy shall terminate.

2.06 ISSUANCE OF BUSINESS. In no event shall the Reinsurer be liable for reinsurance unless the issuance of the insurance by the Ceding Company constituted the transacting of business in a jurisdiction in which the Ceding Company is properly licensed.

                                   ARTICLE 3

                             AUTOMATIC REINSURANCE

3.01 REQUIREMENTS.

     a) The individual risk must be a permanent resident of the United States, Canada or Puerto Rico.

     b) The individual risk must be underwritten by the Ceding Company according to its standard underwriting practices and guidelines. Any risk falling into the category of special underwriting programs, including the Expanded Standard Program, shall be excluded from this Agreement. Any proposed changes to the Ceding Company's standard underwriting practices or guidelines shall be submitted to the Reinsurer for written approval prior to implementation.

     c) Any risk offered on a facultative basis by the Ceding Company to the Reinsurer or any other company shall not qualify for automatic reinsurance.

     d)   The issue age on any risk must not exceed the limit stated in Schedule
          A.

     e) The mortality rating on each individual risk must not exceed the limit stated in Schedule A.

     f) The maximum amount of insurance issued and applied for in all companies on each risk (without deductions for replacements) must not exceed the jumbo limits as stated in Schedule B.

     g) The maximum amounts of insurance to be reinsured on a life must not exceed the automatic binding limits as stated in Schedule B.

     h) On each life, the Ceding Company must retain 20% of the risk for the plans of insurance listed in Schedule A, up to its retention limit as stated in Schedule B. If, because of previous retention on other plans, retaining 20% of the risk on these plans will exceed the Ceding Company's retention limit, then the Ceding Company may retain less than 20% of the risk on these plans. The Ceding Company may cede all or part of its retention to an affiliate company.

                                   ARTICLE 4

                     PROCEDURES FOR FACULTATIVE REINSURANCE

4.01 SUBMISSION. The Ceding Company may submit for facultative evaluation any coverage applied for under a plan of insurance described in Schedule A that does not qualify for Automatic Reinsurance or that the Ceding Company prefers to submit on a facultative basis.

4.02 COVERAGE. An application for facultative reinsurance may include life insurance with or without disability waiver of premium.

4.03 UNDERWRITING DOCUMENTATION AND ACCEPTANCE. Copies of all underwriting documentation relating to the insurability of the individual risk submitted for facultative reinsurance must be sent to the Reinsurer. After the Reinsurer has examined the underwriting documentation sent, it will promptly notify the Ceding Company of its final underwriting acceptance or its underwriting offer subject to additional requirements. The Reinsurer's final underwriting acceptance on the individual risk will automatically terminate when the first of the following situations occurs:

     a) The date the Reinsurer receives notice from the Ceding Company of the withdrawal of the Ceding Company's application, or


     b) Ninety (90) calendar days after the Reinsurer made its acceptance or

     c) The expiration date specified in the Reinsurer's final underwriting acceptance.

                                   ARTICLE 5

                                   LIABILITY

5.01 AUTOMATIC REINSURANCE. The Reinsurer's liability for automatic reinsurance shall begin simultaneously with the Ceding Company's liability.

5.02 CONDITIONAL RECEIPT. The Reinsurer shall be liable for benefits paid under the Ceding Company's conditional receipt, temporary insurance or other pre-issue benefit or liability provided the requirements for automatic reinsurance, as stated in Article 3 of this Agreement, are met.

5.03 FACULTATIVE REINSURANCE. The Reinsurer's liability for facultative reinsurance on the individual risk shall begin simultaneously with the Ceding Company's liability once the Reinsurer has accepted in writing the application for facultative reinsurance and the Ceding Company has accepted the Reinsurer's offer.

5.04 TERMINATION. The Reinsurer's liability for reinsurance on the individual risk shall terminate when the Ceding Company's liability terminates.

5.05 LIABILITY OF REINSURER. The Reinsurer shall be liable to the Ceding Company in the same manner as the Ceding Company is liable on the particular policy form(s) reinsured under this Agreement to the extent such terms and conditions are not contrary to the terms and conditions of this Agreement.

5.06 RECEIPT OF PREMIUM. The initial and subsequent reinsurance premiums must be received by the Reinsurer as stated in Article 9 in order to maintain the Reinsurer's liability on each individual risk.

                                   ARTICLE 6

                   NOTIFICATION AND REPORTING OF REINSURANCE

6.01 NOTIFICATION. The Ceding Company shall notify the Reinsurer of all cessions in a format or structure that would include the data described in
Exhibit III. The Ceding Company shall also notify the Reinsurer of any increase, reduction or change in existing reinsurance in the manner described in
Exhibit III.

6.02 ELECTRONIC REPORTING. If possible, the Ceding Company shall utilize electronic media for reporting purposes and shall consult with the Reinsurer to determine an appropriate format. Any subsequent changes to the reporting format shall be approved by the Reinsurer prior to implementation.

                                   ARTICLE 7

                               PLANS OF INSURANCE

7.01 LIFE REINSURANCE. Life reinsurance shall be on the yearly renewable term basis for the net amount at risk as described below:

     a) LEVEL TERM PLANS (TWENTY YEARS OR LESS) -- The Reinsurer's net amount at risk shall be the reinsurance face amount.

     b) DECREASING TERM PLANS -- The Reinsurer's net amount at risk shall be determined in accordance with the Ceding Company's table of reducing amount or commuted values for each policy year applied to the initial amount of reinsurance involved.

     c) LEVEL TERM PLANS (MORE THAN TWENTY YEARS) OR PERMANENT PLANS -- The Reinsurer's net amount at risk shall be the difference between the reinsurance face amount and the cash value or terminal reserve of the life reinsurance. The cash value shall be based on the cash value of the corresponding life insurance and shall be rounded to the nearest dollar amount.

     d) UNIVERSAL LIFE PLANS -- The Reinsurer's net amount at risk shall be the face amount less the account value multiplied by the Reinsurer's share.

     e) The methods of calculating the net amount at risk described above may not be appropriate because of special options, structure of tables of amounts, rate of accumulation of cash surrender values and provisions guaranteeing an increase in the face amount under a given plan of insurance. Under these circumstances, the method for calculating the net amount at risk shall be submitted by the Ceding Company and must be agreed to by the Reinsurer.

7.02 DISABILITY WAIVER OF PREMIUM. Disability waiver of premium reinsurance shall be on the coinsurance basis.

7.03 ACCIDENTAL DEATH. Accidental death reinsurance shall be on the yearly renewable term basis.

7.04 STATUTORY RESERVES. The Reinsurer will hold reserves on a 1/2cx basis using 1980 CSO Select and Ultimate mortality tables and the prevailing statutory interest rate.


                                   ARTICLE 8

                              REINSURANCE PREMIUMS

8.01 REINSURANCE PREMIUMS. The Ceding Company shall pay the reinsurance premium for each ceded risk to the Reinsurer on the basis described in Exhibit I, regardless of the method in which the Ceding Company receives premiums from its insureds.

8.02 DISCOUNTS. The reinsurance premium payable to the Reinsurer shall be calculated on the basis of the premium rates in Exhibit II less the discounts shown in Exhibit I.

8.03 GUARANTEED RATE. The life reinsurance rates described in 8.02 above are guaranteed for one policy year. However, the Reinsurer anticipates continuing to accept reinsurance premiums on the basis of the rates shown in Exhibit III. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for yearly renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

8.04 INCREASE IN MORTALITY CHARGE. The Ceding Company shall notify the Reinsurer of any increase in the mortality charge for the underlying insurance within thirty (30) calendar days of such increase. The Reinsurer shall then have the right to revise the reinsurance premiums based on such increase.

8.05 PREMIUM TAX. The Reinsurer shall not reimburse the Ceding Company for any premium taxes which the Ceding Company shall be required to pay but which the Reinsurer shall not be required to pay on the reinsurance premiums payable under this Agreement.

                                   ARTICLE 9

                               PREMIUM ACCOUNTING

9.01 PAYMENT OF REINSURANCE PREMIUMS AND INTEREST PENALTIES BY THE CEDING
COMPANY.

     a) The reinsurance premiums shall be paid to the Reinsurer on the basis stated in Exhibit I.

     b) Within twenty-five (25) calendar days after the close of each month, the Ceding Company shall sent the Reinsurer a copy of a statement that references this Agreement and lists first year and renewal reinsurance premiums, expense allowances, benefits, statutory reserves and other data mutually agreed upon by both parties as described in Exhibit III.

     c) If the net reinsurance premium balance is payable to the Reinsurer, the Ceding Company must include this payment with the statement. If the net reinsurance premium balance is not received by the Reinsurer within thirty (30) calendar days after the close of the month, the reinsurance premiums for all of the reinsurance risks listed on the statement will be delinquent.

     d) When reinsurance premiums due the Reinsurer are deemed delinquent, as defined in Section 9.01 c) above, a compound interest penalty may be assessed each month the premiums remain delinquent. Interest shall be calculated from the day following the date the premiums are due and payable to the day such premium payment is mailed or the last day of the accounting period, whichever comes first, regardless of holicalendar days and weekends. The rate of interest charged each month shall be the lesser of (i) the 30 Day Treasury Bill rate as published in the Money Rate Section or any successor section of the Wall Street Journal on the first business day following the date the premiums are deemed delinquent or (ii) the maximum rate allowed by law in the State of Pennsylvania. Premiums and interest penalties that remain unpaid shall be carried forward into the next month's interest penalty calculation.

9.02 TERMINATION BECAUSE OF NON-PAYMENT OF PREMIUM.

     a) When reinsurance premiums are delinquent, the Reinsurer has the right to terminate the reinsurance risks on the statement by giving the Ceding Company thirty (30) calendar days written notice. As of the close of this thirty-day period, all of the Reinsurer's liability shall terminate for:

          i)   The risks describe in the preceding sentence and

          ii) The risks where the reinsurance premiums became delinquent during the thirty-day period.

     b) Regardless of these terminations, the Ceding Company shall continue to be liable to the Reinsurer for all unpaid reinsurance premiums earned by the Reinsurer.

9.03 REINSTATEMENT OF A DELINQUENT STATEMENT. The Ceding Company may reinstate the terminated risks within sixty (60) calendar days after the effective date of termination by paying the unpaid reinsurance premiums, including the interest penalty as defined above, for the risks in force prior to the termination. However, the Reinsurer shall not be liable for any claim incurred between the date of termination and reinstatement. The effective date of reinstatement shall be the day the Reinsurer receives the required back premiums and any assessed interest.

9.04 PAYMENT OF REINSURANCE PREMIUM BALANCE BY THE REINSURER. If the net reinsurance premium balance is payable to the Ceding Company, the Reinsurer must remit payment to the Ceding Company within thirty (30) calendar days after receiving the statement.

9.05 IN FORCE LIST. Within sixty (60) calendar days after the close of the calendar year, the Ceding Company shall send the Reinsurer an in force listing of all policies reinsured under this Agreement. Such listing shall include the data specified in Exhibit III.


                                   ARTICLE 10

                                 REINSTATEMENT

10.01 LAPSES. If insurance lapses for nonpayment of premium and is reinstated under the terms of the particular policy and the Ceding Company's usual reinstatement practices and procedures, the reinsurance shall be reinstated by the Reinsurer as of the date of reinstatement. The Ceding Company must pay the Reinsurer all back reinsurance premiums and interest in the same manner as the Ceding Company received insurance premiums and interest under the particular policy.

10.02 REINSTATEMENT. On a particular policy ceded to the Reinsurer on an automatic basis, reinstatement of reinsurance shall be automatic. On a particular policy ceded to the Reinsurer on a facultative basis, reinstatement of reinsurance shall require written approval of the Reinsurer in the event that the policy was not reinstated within the time limit mandated by the policy.


                                   ARTICLE 11

                      REDUCTIONS, TERMINATIONS AND CHANGES

11.01 REPLACEMENT OR CHANGE. If there is a contractual or non-contractual replacement or change in a particular policy reinsured under this Agreement, including, but not limited to, conversions or exchanges where full underwriting evidence according to the Ceding Company's regular underwriting rules is not required or Ceding Company sponsored plans of internal replacement where full underwriting evidence is required, the policy shall continue to be reinsured by the Reinsurer under this Agreement provided it meets the initial minimum amount stated in Schedule A.

11.02 EARLY RECAPTURE. If at the time of a contractual or non-contractual replacement or change as described in 11.01 above, the Ceding Company elects not to continue to reinsure a particular policy with the Reinsurer, the Ceding Company must pay the Reinsurer an early recapture charge which shall be a mutually acceptable reasonable actuarial representation of the Reinsurer's estimated present value of future profits under this Agreement.

11.03 INCREASE IN FACE AMOUNT. If the face amount of a particular policy reinsured under this Agreement increases and

      a) The increase is subject to new underwriting evidence and

         i) The original policy was reinsured automatically, the provisions of
            Article 3 shall apply to the increase in reinsurance.

        ii) The original policy was insured facultatively, the provisions of
            Article 4 shall apply to the increase in reinsurance.

      b) The increase is not subject to new underwriting evidence, the Reinsurer shall accept automatically the increase in reinsurance but not to exceed the automatic binding limits as stated in Schedule B.

11.04 PROCEDURE FOR INCREASE OR REDUCTION IN FACE AMOUNT. If the face amount of a particular policy reinsured under this Agreement is increased, the reinsurance shall first be increased proportionally on the quota share portion for the particular policy involved and any excess portion reinsured shall then be appropriately increased. If the face amount is reduced, the reinsurance shall first be decreased by any excess portion reinsured for the particular policy involved and then shall be reduced proportionally on the quota share portion.

11.05 REDUCTION OR TERMINATION OF RETAINED AMOUNT. If any portion of the total face amount of a particular policy retained by the Ceding Company reduces or terminates, any excess reinsurance under this Agreement based on the same life shall also be reduced or terminated. The Ceding Company shall reduce its excess reinsurance by applying the maximum retention limits that were in effect at the time the policy was issued. The Ceding Company shall not be required to retain an amount in excess of its maximum retention limit for the age, mortality rating and risk classification at the time of issue for any policy on which reinsurance is being reduced.

11.06 PROCEDURE FOR REDUCTION OR TERMINATION OF RETAINED AMOUNT. The Ceding Company must first reduce the excess reinsurance of the particular policy that has the same mortality rating as the terminated insurance. If further reduction is required, the excess reinsurance to be terminated or reduced shall be effected in the inverse order in which the particular policy was first reinsured.

11.07 MORE THAN ONE REINSURER. If the reinsurance of a particular policy is shared by more than one reinsurer, the Reinsurer's percentage of the increased or reduced reinsurance shall be the same as its initial percentage of reinsurance of the policy.

11.08 TERMINATION. If a particular policy reinsured under this Agreement is terminated, the reinsurance for the policy shall be terminated on the effective date of termination.

11.09 FACULTATIVE CHANGE. On facultative reinsurance, if the Ceding Company wishes to reduce the mortality rating on a particular policy, this reduction shall be subject to the facultative provisions of this Agreement.

11.10 REFUND. The Reinsurer shall refund to the Ceding Company all unearned reinsurance premiums, less applicable allowances by excluding policy fees, arising from reductions, terminations and changes as described in this Article.

11.11 EXTENDED TERM OF REDUCED PAID-UP. If applicable, changes as a result of extended term or reduced paid-up shall be handled the same as reductions as described above.



                                   ARTICLE 12


                                     CLAIMS


12.01 NOTIFICATION. The Ceding Company shall promptly notify the Reinsurer in writing whenever the Ceding Company has received notice of a claim where reinsurance under this Agreement is involved. If a survivor life plan is involved, the Ceding Company shall notify the Reinsurer of each death as soon as possible after it has occurred.

12.02 LIABILITY. The Reinsurer's liability for the insurance benefits reinsured under this Agreement shall be subject to the same terms and conditions of the particular policy under which the Ceding Company is liable.

12.03 CONTESTABLE OR INCONTESTABLE PERIOD. If a claim is made within the contestable or incontestable period, the Reinsurer shall accept the decision of the Ceding Company on the payment of a claim.

12.04 PAYMENT. The Ceding Company shall provide the Reinsurer with proper claim papers and proofs when requesting payment. The Reinsurer shall pay its share of each claim in a lump sum without regard to the form of claim settlement by the Ceding Company.

12.05 INTEREST. If the Ceding Company is obliged by applicable state law or court order to pay interest from a specified date, such as the date of death of an insured, on a particular policy, the Reinsurer shall pay its share of the claim at the same rate and for the same period as that which the Ceding Company is required, excluding extra-contractual obligations.

12.06 CONTEST, COMPROMISE OR LITIGATION. The Ceding Company shall promptly notify the Reinsurer in writing of the Ceding Company's intention to contest, compromise or litigate a claim. The Ceding Company shall provide the Reinsurer with all papers and the Reinsurer shall have an opportunity to review the papers. Within fifteen (15) working calendar days after receipt of all necessary papers, the Reinsurer shall have the following options:

     a) Decline to participate in the contest, compromise of litigation of the claim. The Reinsurer shall thereafter discharge its liability with respect to any contested, compromised or litigated claim by paying to the Ceding Company the Reinsurer's proportionate share of the claim as if there had been no controversy. Upon such discharge, the Reinsurer shall not be liable for any portion of any "routine expenses" or "non-routine expenses," as defined in Section 12.07 below, incurred with respect to such claim, nor shall the Reinsurer share in any reduced settlement.

       b) After consultation with the Ceding Company, the Reinsurer agrees to pay its share based on the results of the contest, compromise or litigation (agreement to be communicated by the Reinsurer to the Ceding Company in writing). The Reinsurer will pay its share of all "routine expenses" and "non-routine expenses," as defined in Section
            12.07 below, of the contest, compromise or litigation.

12.07 ROUTINE/NON-ROUTINE EXPENSES. For the purpose of this Article, the term "routine expenses" shall mean fees, charges, costs and expenses of retained legal and investigative personnel, excluding employees, that are incurred in rescinding a policy, contesting a policy or litigating a claim. The term "non-routine expenses" of the contest shall mean nay penalties, attorney's fees and interest imposed automatically by statute against the Ceding Company which arise solely out of any judgment rendered against the Ceding Company in a suit for policy benefits. However, "non-routine expenses" shall not include extra-contractual damages. Notwithstanding the foregoing definitions, the Reinsurer shall not be liable for any office expenses or salaries or expenses of employees of the Ceding Company, or of any subsidiary or affiliate of the Ceding Company, incurred in connection with the administration of the business reinsured pursuant to this Agreement or the disposition of a claim, loss or legal proceeding (including investigation, negotiation, legal expenses and court costs).

12.08 MISSTATEMENT OF AGE OR SEX. If the amount of insurance provided by any policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex that is established after the death of the insured, the Reinsurer shall share in the increase or reduction in the proportion that the net liability of the Reinsurer bears to the total of the net liability of the Ceding Company and the net liability of all reinsurers, including the Reinsurer, immediately prior to such increase or reduction. The reinsurance shall be restructured from commencement on the basis of the adjusted amount using premiums and reserves for the correct age or sex. The adjustment for the difference in reinsurance premiums and any associated commissions or allowances, dividends, policy value or reserves shall be made without interest.

12.09 WAIVER OF PREMIUM. In the case of a disability waiver of premium claim, the Reinsurer shall reimburse the Ceding Company for its proportionate share of the Ceding Company's annual liability actually waived. The Ceding Company shall continue to pay the Reinsurer the reinsurance premiums on the policy.


                                   ARTICLE 13

                           EXTRA-CONTRACTUAL DAMAGES

13.01 DEFINITIONS. For purposes of this Article, the following are definitions of elements of extra-contractual damages:

       a) "Punitive Damages" are those damages awarded as a penalty, the amount of which is not governed or fixed by statute;

       b) "Statutory Damages" are those amounts awarded as a penalty, but are fixed in amount by statute;

       c) "Compensatory Damages" are those amounts awarded to compensate for actual damages sustained and are not awarded as a penalty or fixed in amount by statute.

13.02 EXTRA-CONTRACTUAL DAMAGES. Extra-contractual damages are defined as punitive, statutory or compensatory damages due to the Ceding Company's negligence, oppression, malice, fault, wrongdoing or bad faith in connection with an award against the Ceding Company in excess of the limits of the policy reinsured as a result of, but not limited to, an act, omission or course of conduct committed solely by the Ceding Company in connection with the benefits payable under a particular policy reinsured under this Agreement.

13.03 EXCEPTION. Except as provided in Section 13.04 below, the Reinsurer shall not be liable for any extra-contractual damages.

13.04 ASSESSMENT OF DAMAGES. The Reinsurer recognizes that circumstances may arise under which the Reinsurer, in equity, should share, to the extent permitted by law, in paying certain assessed damages. The Reinsurer may be liable for any punitive, statutory or compensatory damages awarded or assessed against the Ceding Company if the Reinsurer elected to join in the contest, litigation or denial of the claim, in writing, and actively directed, participated in, consented to or ratified the act, error, omission or course of conduct of the Ceding Company that ultimately resulted in the award or assessment of punitive, statutory or compensatory damages. The extent of such sharing is dependent on the good faith assessment of culpability in each case, but all factors being equal, the division of such assessment would be in proportion to what impact the Reinsurer's opinion had on such damages.

13.05  LEGAL FEES. If the Reinsurer has liability for damages as stated in
Section 13.04 above, the Reinsurer shall reimburse the Ceding Company for its share of reasonable legal fees incurred in defense of punitive, statutory or compensatory damages.

                                   ARTICLE 14

                      INCREASE IN RETENTION AND RECAPTURE

14.01 The reinsurance under this Agreement shall be maintained in force without reduction except as specifically provided for in this Agreement.

14.02 The Ceding Company may increase its retention limit on new business being issued at any time by giving written notice to the Reinsurer of the new retention limit and the effective date of such increase.

14.03 The Ceding Company shall have the option of recapturing the reinsurance under this Agreement in the event the Ceding Company increases its retention limit. The Ceding Company may exercise its option to recapture by giving written notice to the Reinsurer within ninety (90) calendar days after the effective date of the retention limit increase. If the recapture option is not exercise of within ninety (90) calendar days after the effective date of the retention limit increase, the Ceding Company may choose to recapture not later than two (2) years after the date the retention limit increases.

14.04 If the Ceding Company exercises its option to recapture, then the following rules apply;

          a) The Ceding Company shall reduce all eligible excess reinsurance on each individual risk on which it retained its retention limit for the age and mortality rating that was in effect at the time the excess reinsurance was ceded.


          b) The Ceding Company shall increase its total amount of insurance on the individual risk up to its new retention limit by reducing the amount of excess reinsurance. If an individual risk is shared by more than one reinsurer, the Reinsurer's percentage of the reduced excess reinsurance shall be the same as the Reinsurer's initial percentage of the excess reinsurance on the individual risk.

          c) No reduction of excess reinsurance due to recapture shall occur until the later of the following dates:

               i) The policy anniversary date immediately following the
                  effective date the recapture program begins and

              ii) The number of years stated in Schedule A starting with the original "policy date."

14.05 Reinsurance shall not be eligible for recapture on an individual risk if (a) the Ceding Company retained less than its retention limit for the age and mortality rating in effect at the time the reinsurance was ceded to the Reinsurer, or if (b) the Ceding Company did not retain any of the individual risk.

14.06 In the event the Ceding Company overlooks any reduction in the amount of reinsurance on a particular policy because of an increase in the Ceding Company's retention limit, the acceptance by the Reinsurer of reinsurance premiums under these circumstances shall not constitute a liability on the part of the Reinsurer of such reinsurance. The Reinsurer shall be liable only for a refund of premiums.

14.07 If there is a Waiver of Premium claim in effect when recapture takes place, the Waiver of Premium claim shall continue in effect until the Waiver of Premium claim terminates. The Reinsurer shall not be liable for any other benefits, including the basic life risks that are eligible for recapture. All such eligible benefits shall be recaptured as if there were no Waiver of Premium claim.

14.08 If there is an extension of that Waiver of Premium claim under the terms of the Ceding Company's policy, the Reinsurer shall pay its share of the Waiver of Premium claim, provided the Ceding Company continues to pay to the Reinsurer all Waiver of Premium reinsurance premiums for the period from the date of recapture.

                                   ARTICLE 15

                                   INSOLVENCY

15.01 In the event of the Ceding Company's insolvency and the appointment of a conservator, liquidator, or statutory successor, the portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator, or statutory successor on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any conservator, liquidator, or statutory successor of the company having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this Section shall be made directly to the Ceding Company or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the Ceding Company's insolvency.

15.02 In the event of the Ceding Company's insolvency, the conservator, liquidator, or statutory successor shall give written notice of the pendency of a claim against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed. The Reinsurer may interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its conservator, liquidator, or statutory successor.

15.03 The expenses incurred by the Reinsurer shall be chargeable, subject to court approval, against the Ceding Company as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company in conservation or liquidation, solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose a defense or defenses to this claim, the expense shall be shared as though such expense had been incurred by the Ceding Company.



                                   ARTICLE 16

                                  ARBITRATION

16.01 As a condition precedent to any right of action hereunder, any dispute or difference between the Ceding Company and the Reinsurer relating to the interpretation or performance of this Agreement, including its formation or validity, or any transaction under this Agreement, whether arising before or after termination, shall be submitted to arbitration. Arbitration shall be the method of dispute resolution, regardless of the insolvency of either party, unless the conservator, receiver, liquidator or statutory successor is specifically exempted from arbitration proceeding by applicable state law of the insolvency.

16.02 Arbitration shall be initiated by the delivery of written notice of demand for arbitration by one party to another. Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration.

16.03 The arbitrators and umpire shall be present or former disinterested officers of life reinsurance or insurance companies other than the two parties to the Agreement or any company owned by, or affiliated with, either party. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint the umpire. If either party refuses or neglects to appoint an arbitrator within thirty (30) calendar days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on an umpire within sixty (60) calendar days of the appointment of the second appointed arbitrator, each of the two arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The umpire shall be chosen from the remaining two nominations by drawing lots.

16.04 The arbitration hearings shall be held in the city in which the Ceding Company's head office is located or any such other place as may be mutually agreed. Each party shall submit its case to the arbitrators and umpire within one hundred and eighty (180) calendar days of the selection of the umpire or within such longer period as may be agreed.

16.05 The arbitration panel shall make its decision with regard to the custom and usage of the insurance and reinsurance business. The arbitration panel shall interpret this Agreement as an honorable engagement; they are relieved of all judicial formalities and may abstain from following strict rules of law. The arbitration panel shall be solely responsible for determining what shall be considered and what procedure they deem appropriate and necessary in the gathering of such facts or data to decide the dispute.

16.06 The decision in writing of the majority of the arbitration panel shall be final and binding upon the parties. Judgment may be entered upon the final decision of the arbitration panel in any court having jurisdiction.

16.07 The jointly incurred costs of the arbitration are to be borne equally by both parties. Jointly incurred costs are specifically defined as any costs that are not solely incurred by one of the parties (e.g., attorney's fees, expert witness fees, travel to the hearing site, etc.). Costs incurred solely by one of the parties shall be borne by that party. Once the panel has been selected, the panel shall agree on one billable rate for each of the arbitrators and umpire and that sole cost shall be disclosed to the parties and become payable as a jointly incurred cost as described above.

16.08 If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for the purposes of this Arbitration Article, provided however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability under the terms of the Agreement from several to joint.

                                   ARTICLE 17

                                    DAC TAX
                         SECTION 1.848-2(g)(8) ELECTION

17.01 If applicable, both parties agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992, under Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for all subsequent taxable years for which this Agreement remains in effect.

17.02 The term "party" shall refer to either the Ceding Company or the Reinsurer as appropriate.

17.03 The terms used in this Article are defined by reference to Section 1.848-2 of the Income Tax Regulations in effect December 1992.

17.04 The party with the net positive consideration for this Agreement for each taxable year shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Internal Revenue Code of 1986.

17.05 Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.

17.06 The Ceding Company shall submit a schedule to the Reinsurer by April 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations shall be accompanied by a statement signed by one of the Ceding Company's officers stating that the Ceding Company shall report such net consideration in its tax return for the preceding calendar year.

17.07 The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) calendar days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company, the Reinsurer shall report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

17.08 If the Reinsurer contests the Ceding Company's calculation of the net consideration, both parties shall act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date the Reinsurer submits its alternative calculation. If both parties reach agreement on an amount of net consideration, each party shall report such amount in its respective tax returns for the previous calendar year.

                                   ARTICLE 18

                                ENTIRE AGREEMENT

18.01 This Agreement supersedes any and all prior discussions and understandings between the parties and, upon its execution, constitutes the sole and entire Agreement with respect to the reinsurance provided hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modifications to the Agreement shall be null and void unless effected by a writing subscribed by both the Ceding Company and the Reinsurer. Any waiver shall constitute a waiver only in the circumstances for which it was given and shall not be a waiver of any future circumstance.


                                   ARTICLE 19

                                SERVICE OF SUIT

19.01 It is agreed that in the event the obligations under this Agreement are not performed by the Reinsurer, at the request of the Ceding Company, the Reinsurer shall submit to the jurisdiction of any court of competent jurisdiction within the United States and shall comply with all the requirements necessary to give that court jurisdiction. All matters arising under this Agreement shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process, in any such suit, may be made upon any then duly elected officer of the Reinsurer (agent for service of process) at 401 North Tryon Street, Suite 800, Charlotte, North Carolina 28202. The Reinsurer shall abide by the final decision of such court or of any appellate court in the event of an appeal, for any suit instituted against the Reinsurer under this Agreement.

19.02 The agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Ceding Company, give a written undertaking to the Ceding Company that the agent will enter a general appearance on behalf of the Reinsurer in the event such a suit is instituted.

19.03 The Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or his successor or successors in office, for the State of New York, as its true and lawful agent for service of process (in addition to the above named agent), who may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary arising out of this Agreement, and hereby designates the above named as the person to whom the Ceding Company is authorized to mail such process or a true copy thereof.

                                   ARTICLE 20



                               GENERAL PROVISIONS


20.01 INSPECTION OF RECORDS. Either company, their respective employees or authorized representatives, may audit, inspect and examine, during regular business hours, at the home office of either company, any and all books, records, statements, correspondence, reports, trust accounts and their related documents or other documents that relate to the policies covered hereunder. The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners. The company performing a routine audit shall provide five (5) working calendar days advance notice to the other party. The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities will be borne solely by such party.

20.02 REPRESENTATIONS AND WARRANTS. The Ceding Company and the Reinsurer agree that all matters with respect to this Agreement require their utmost good faith. Each party represents and warrants to the other party that it is solvent on a statutory basis in all jurisdictions in which it does business or is licensed. Each party agrees to promptly notify the other party of any material change in its financial condition. The Reinsurer has entered into this Agreement in reliance upon the Ceding Company representations and warranties. Each party affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a material change in underwriting or issue practices or philosophy or a change in each party's ownership or control.

20.03 ASSIGNMENT OF TRANSFER. Neither this Agreement nor any reinsurance under this Agreement shall be sold, assigned or transferred by the Ceding Company without prior written consent of the Reinsurer. Such approval shall not unreasonably be withheld. If it is determined that such sale, assignment or transfer would result in a material adverse economic impact to the Reinsurer, and the Reinsurer so objects, this Agreement shall be terminated with respect to all policies reinsured under this Agreement. The Ceding Company and the Reinsurer agree to mutually calculate a termination charge that shall be paid by the Ceding Company to the Reinsurer upon the transfer. The provisions of this Section 20.03 are not intended to preclude the Reinsurer from retroceding the reinsurance on an indemnity basis.

20.04 SEVERABILITY. If any term or provision under this Agreement shall be held or made invalid, illegal or unenforceable by a court decision, statute, rule or otherwise, such term or provision shall be amended to the extent necessary to conform with the law and all of the other terms and provisions of this Agreement shall remain in full force and effect. If the term or provision held to be invalid, illegal or unenforceable is also held to be a material part of this Agreement, such that the party in whose favor the material or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

20.05 PARTIES TO AGREEMENT. This Agreement is solely between the Ceding Company and the Reinsurer. There is no third party to this Agreement. Reinsurer under this Agreement shall not create any right of legal relationship between the Reinsurer and any other person, for example, any insured, policy owner, agent, beneficiary or assignee. The Ceding Company further agrees that it will not make the Reinsurer a party to any litigation between any such third party and the Ceding Company.

20.06 OFFSET. All monies due either company under this Agreement may be offset against each other, dollar for dollar, regardless of any insolvency of either party unless otherwise prohibited by law. If the Reinsurer advances payment through offset of any claim it is contesting and prevails in the contest the Ceding Company shall return such payment plus interest calculated as per the provisions of Section 9.01 d)of this Agreement.

20.07 GOVERNING LAW. In the event of litigation, the parties shall submit to the competent jurisdiction of a court in the State of Pennsylvania and shall abide by the final decision of such court. This Agreement shall be governed as to performance, administration and interpretation by the laws of the State of Pennsylvania, exclusive of the rules with respect to conflicts of law. In all cases, the State of Pennsylvania applies with respect to rules for credit for reinsurance.

20.08 EXPENSES. The Ceding Company shall pay the expense of all medical examinations, inspection fees and other charges in connection with the issuance of the insurance.

20.09 ERRORS AND OMISSIONS. Unintentional clerical errors, omissions or misunderstanding in the administration of this Agreement by either the Ceding Company or the Reinsurer shall not invalidate the reinsurance hereunder provided the error, omission or misunderstanding is corrected promptly after discovery. Both companies shall be restored, to the extent possible, to the position they would have occupied had the error, omission or misunderstanding not occurred, but the liability of the Reinsurer under this Agreement shall in no event exceed the limits specified herein.

20.10 SCHEDULES, EXHIBITS AND SECTION HEADINGS. Schedules and Exhibits attached hereto are made a part of this Agreement. Section headings are provided for reference purposes only and are not made a part of this Agreement.

20.11 DEFINITIONS. The definitions that apply in the interpretation of this Agreement are located in Schedule D.



                                   ARTICLE 21


                          COMMENCEMENT AND TERMINATION

21.01 This Agreement shall be effective as of October 1, 2001 and shall remain in force for an indefinite period. Either the Ceding Company or the Reinsurer may terminate the Agreement by giving ninety (90) calendar days written notice by certified, registered, or return receipt requested mail to the other party. The day the notice is deposited in the mail addressed to an officer of the other company shall be the first day of the ninety-day period.

21.02 During this ninety-day period, the Reinsurer shall continue to accept and the Ceding Company shall continue to cede any new policies issued prior to the termination of this ninety-day period.

21.03 All automatic reinsurance that has been placed in effect prior to the expiration date set forth in the notice and all facultative reinsurance approved by the Reinsurer based upon an application the Reinsurer received prior to the expiration date set forth in the notice shall remain in effect in accordance with the terms of this Agreement until the reinsured policy's natural expiration or as specified otherwise in this Agreement.

21.04 This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.


                                   ARTICLE 22

                                 CONFIDENTIALITY

The Reinsurer agrees to protect and hold all nonpublic personal policyholder information provided to the Reinsurer by the Ceding Company in conjunction with a reinsurance agreement in strict confidence and to take reasonable steps necessary to protect the nonpublic personal information from unauthorized or inadvertent disclosure. Nonpublic personal information includes health information, financial information and other information as defined under state and/or federal law and provided to the Reinsurer in conjunction with carrying out our obligations under a reinsurance agreement with the Ceding Company. It is understood and the parties agree that the Reinsurer will not be prohibited from disclosing such nonpublic personal information as might be necessary for purposes of retrocession of the reinsured business, during the course of external audits, or as required by applicable law or court order. The reinsurer's obligation to maintain the confidentiality of nonpublic personal information provided to the Reinsurer shall survive termination of the reinsurance agreement and shall remain in effect for as long as the nonpublic personal information remains in the Reinsurer's possession.


Executed in duplicate by                     Executed in duplicate by
Providentmutual Life and                     Transamerica Occidental
Annuity Company of America                   Life Insurance Company
at Berwyn, Pennsylvania,                     at Charlotte, North Carolina,
on 12-26, 2001.                              on 12-20, 2001.

By: [Signature]                              By: [Signature]
    ----------------------------                 ----------------------------
    Title: Vice President & Actuary              Vice President

By: [Signature]                              By: [Signature]
    ----------------------------                 ----------------------------
    Title: Vice President & Actuary              Vice President and Associate
                                                 General Counsel

                                   SCHEDULE A

                                 Specifications

1. Type of Business              Life insurance benefits issued directly by the
                                 Ceding Company.

2. Plans of Insurance
   Base Plans                    A. Option Premier
                                 B. Whole Life II
                                 C. Portfolio II
                                 D. Special Term
                                 E. ProvFlex UL
                                 F. Face Amount Increases
   Riders                        G. Additional Insurance Benefit
                                 H. Other Insured Term
                                 I. Waiver of Premium
                                 J. Waiver of Monthly Deductions
                                 K. Long Term Care Acceleration Benefit
                                 L. Long Term Care Waiver
                                 M. Change of Insured

3. Basis of Reinsurance          First Dollar Quota Share on policies with face
                                 amounts greater than $100,000 and Excess of
                                 retention.
     The Reinsurer's share       20% first dollar quota share, and
                                 25% of the excess

4. Maximum Issue Age             85

5. Maximum Mortality             Each individual risk must not exceed Table 16,
                                 Table P, 500% or its equivalent on a flat extra
                                 premium basis.

6. Minimum Amounts
     Initial - Automatic         $ 25,000
     Initial - Facultative       $100,000

7. Years to Recapture            20


                                   SCHEDULE B

                                     Limits


1. Binding:

     Life                              Sixteen times retention
     Waiver of Premium                 $ 5,000,000

2. Jumbo:

     Life                              $50,000,000
     Disability Waiver of Premium      $ 5,000,000 - maximum

3. Ceding Company's Retention:

     Life

                                                      Substandard
                                                       Tables A-G
                                          ------------------------------------
            Issue Ages       Standard     Flat Extra </=*$10  Flat Extra > $10
         ---------------------------------------------------------------------
         0-31 calendar        $25,000               0                 0
         days
         ---------------------------------------------------------------------
         32 calendar          750,000         500,000           375,000
         days - 2 years
         ---------------------------------------------------------------------
         3 - 65 years       1,250,000         875,000           625,000
         ---------------------------------------------------------------------
         66 - 70 years      1,000,000         750,000           500,000
         ---------------------------------------------------------------------
         71 - 75 years        500,000         375,000           250,000
         ---------------------------------------------------------------------
         76 - 80 years        250,000               0                 0
         ---------------------------------------------------------------------
         81 - 85 years        125,000               0                 0
         ---------------------------------------------------------------------
         86+ years                 0               0                 0
         ---------------------------------------------------------------------


     Waiver of Premium                 Same as Life

* lesser than or equal to

                                   SCHEDULE C

                                   Exceptions


There are no exceptions to this Agreement.

                                   SCHEDULE D

                                  Definitions


1. Automatic                 Insurance which must be ceded by the Ceding
                             Company in accordance with the terms of the
                             Agreement and must be accepted by the Reinsurer.

2. Excess                    The Reinsurer agrees to reimburse the Ceding
                             Company for all losses or a large portion of the
                             losses over the Ceding Company's maximum retention
                             limit. The Reinsurer becomes involved in a loss
                             only after the loss has exceeded the Ceding
                             Company's maximum retention limit.

3. Facultative               Insurance which the Ceding Company has the option
                             to cede and the Reinsurer has the option to accept
                             or decline individual risks.

4. Initial Minimum Amount    The smallest amount of reinsurance permitted at
                             the inception of the reinsurance transaction.

5. Life Premiums             Yearly Renewable Term (YRT) - Under the YRT
                             method, the Reinsured transfers to the Reinsurer
                             the mortality risk on either a net amount at risk
                             basis or on an approximation of the net amount at
                             risk basis.

                             Flat Extra - Flat extra ratings usually apply to applicants in hazardous occupations or avocations or with certain physical impairments of a temporary nature.

                             Substandard Table Extra - Substandard table extra ratings usually apply to physically impaired lives.

6. Pool An organization of insurers or reinsurers through which particular types of risks are underwritten with premiums, losses and expenses shared in agreed amounts.

7. Quota Share               A form of reinsurance indemnifying the Ceding
                             Company against a fixed percentage of loss on each
                             risk covered in the Agreement.

8. Ceding Company            A company which transfers all or part of the
                             insurance it has written to another company.

9. Reinsurer                 A company which assumes all or part of the
                             insurance written by another company.



10. Retention                The amount of insurance which the Ceding Company
                             keeps for its own account and does not reinsure in
                             any way.

11. Risk                     Insurance on an individual life.

12. Subsequent
    Minimum Amount           The smallest amount of reinsurance permitted after
                             the inception of the reinsurance transaction.

13. Point-In-Scale           Reinsurance premiums are based on the issue age
                             and duration of the original reinsured policy.



                                   EXHIBIT I


            INSTRUCTIONS FOR THE PREMIUMS PER $1,000 OF REINSURANCE


1. Reinsurance premiums under this Agreement shall be payable on the annual basis regardless of how the Ceding Company receives premiums from its insured.

2.   Life -- Standard & Substandard
     Table Extra Premiums     The reinsurance premiums for the base plans and
                              the Additional Insured and Other Insured Term
                              Riders shall be an amount equal to the reinsurance rates shown in Exhibit II multiplied by the following percentages:


                              RENEWAL YEARS
--------------------------------------------------------------------------------
                              FIRST YEAR     PREFERRED    NONSMOKER    SMOKER
                              ----------     ---------    ---------    ------
                               0%               32%          47%         90%


                              The substandard table extra premium shall be an additional 25% per table rating of the rates set forth in this Exhibit, less the discounts stated above.

3.   Flat Extra Premiums      The flat extra premium shall be the annual flat
                              extra premium which the Ceding Company charges its insured on that amount of the insurance less the following allowances:


                              TERMS OF YOUR                 FIRST        RENEWAL
                              FLAT EXTRA PREMIUM             YEAR         YEARS
                              ------------------            -----        -------
                              More than 5 years              75%           10%
                              5 years or less                10%           10%


4.   Riders                   The reinsurance premiums for waiver of premium,
                              waiver of monthly deductions, long term care acceleration benefit and long term care waiver shall be the premiums the Ceding Company charges its insured on that amount of insurance reinsured less the following allowances:


                              FIRST YEAR      RENEWAL YEARS
                              ----------      -------------
                                75%             10%

5.   Renewal, Conversion or
     Exchange of Insurance    The renewal, conversion or exchange of insurance
                              shall be considered as a continuation of the original insurance. Future premiums shall be calculated on a point-in-scale basis using the applicable rates in the Agreement.

                                   EXHIBIT II

                                  YRT PREMIUMS

                             Providentmutual Life and Annuity Company of America


SOA 75-80 TABLE -- Male -- Age Nearest Birthday

                                                              DURATION
ISSUE AGE      1       2       3       4       5       6      7      8      9     10     11     12     13     14      15      16
        0   1.23    0.74    0.48    0.43    0.38    0.34   0.33   0.29   0.27   0.27   0.25   0.28   0.31   0.38    0.54    0.68
        1   0.48    0.47    0.42    0.36    0.28    0.23   0.22   0.22   0.24   0.24   0.27   0.30   0.38   0.54    0.68    1.01
        2   0.35    0.37    0.33    0.28    0.23    0.22   0.21   0.24   0.24   0.27   0.30   0.37   0.54   0.68    1.01    1.14
        3   0.35    0.29    0.25    0.23    0.22    0.20   0.22   0.24   0.27   0.30   0.37   0.53   0.68   1.01    1.14    1.22
        4   0.29    0.25    0.23    0.22    0.20    0.22   0.24   0.27   0.30   0.36   0.52   0.85   0.99   1.11    1.22    1.31
        5   0.25    0.23    0.22    0.20    0.22    0.24   0.27   0.30   0.36   0.50   0.66   0.98   1.09   1.16    1.31    1.37
        6   0.23    0.22    0.20    0.22    0.24    0.27   0.30   0.36   0.50   0.66   0.94   1.07   1.14   1.21    1.37    1.40
        7   0.19    0.20    0.22    0.24    0.27    0.30   0.35   0.50   0.66   0.87   1.05   1.13   1.19   1.23    1.40    1.41
        8   0.18    0.21    0.21    0.27    0.29    0.35   0.50   0.66   0.87   1.05   1.13   1.19   1.23   1.30    1.39    1.40
        9   0.19    0.20    0.24    0.29    0.35    0.50   0.65   0.87   1.05   1.13   1.19   1.23   1.30   1.35    1.38    1.38
       10   0.18    0.22    0.27    0.35    0.50    0.65   0.87   1.05   1.13   1.19   1.23   1.30   1.35   1.36    1.32    1.34
       11   0.20    0.25    0.34    0.50    0.65    0.87   1.05   1.13   1.19   1.23   1.30   1.35   1.36   1.30    1.27    1.29
       12   0.23    0.32    0.50    0.65    0.87    1.05   1.13   1.19   1.23   1.30   1.35   1.35   1.30   1.25    1.20    1.24
       13   0.30    0.46    0.63    0.87    1.05    1.12   1.19   1.22   1.24   1.28   1.31   1.30   1.25   1.20    1.16    1.20
       14   0.44    0.59    0.87    1.05    1.12    1.17   1.22   1.23   1.23   1.24   1.28   1.25   1.19   1.16    1.13    1.17
       15   0.58    0.87    1.05    1.12    1.17    1.21   1.23   1.22   1.20   1.20   1.19   1.18   1.13   1.12    1.11    1.14
       16   0.87    1.05    1.12    1.17    1.21    1.20   1.21   1.19   1.16   1.14   1.12   1.12   1.09   1.09    1.09    1.12
       17   1.05    1.12    1.17    1.21    1.20    1.18   1.18   1.15   1.11   1.07   1.05   1.06   1.05   1.06    1.08    1.11
       18   1.03    1.10    1.13    1.15    1.14    1.11   1.11   1.07   1.04   1.01   1.00   1.02   1.01   1.03    1.07    1.12
       19   1.00    1.05    1.06    1.07    1.05    1.04   1.02   0.96   0.96   0.96   0.97   0.97   0.96   1.01    1.07    1.14
       20   0.93    0.97    0.97    0.97    0.97    0.95   0.93   0.90   0.90   0.91   0.93   0.94   0.95   1.01    1.06    1.17
       21   0.84    0.87    0.87    0.87    0.87    0.86   0.85   0.83   0.85   0.86   0.90   0.92   0.96   1.02    1.11    1.22
       22   0.73    0.76    0.78    0.76    0.77    0.77   0.77   0.77   0.80   0.83   0.88   0.91   0.96   1.04    1.15    1.28
       23   0.73    0.76    0.76    0.75    0.75    0.76   0.77   0.77   0.80   0.84   0.90   0.94   1.00   1.10    1.21    1.36
       24   0.73    0.74    0.73    0.73    0.74    0.76   0.77   0.78   0.82   0.87   0.93   0.97   1.05   1.17    1.29    1.45
       25   0.72    0.72    0.72    0.72    0.74    0.76   0.77   0.79   0.84   0.90   0.96   1.03   1.12   1.25    1.38    1.56
       26   0.70    0.70    0.71    0.72    0.73    0.76   0.78   0.82   0.88   0.95   1.02   1.09   1.20   1.35    1.49    1.70
       27   0.68    0.68    0.70    0.71    0.73    0.77   0.81   0.85   0.92   1.01   1.08   1.17   1.30   1.47    1.63    1.87
       28   0.66    0.68    0.71    0.73    0.76    0.81   0.86   0.92   1.00   1.08   1.17   1.28   1.42   1.61    1.81    2.07
       29   0.65    0.68    0.73    0.76    0.81    0.86   0.92   1.00   1.08   1.17   1.28   1.42   1.58   1.81    2.03    2.31
       30   0.64    0.68    0.76    0.81    0.86    0.92   1.00   1.06   1.17   1.28   1.42   1.58   1.81   2.03    2.26    2.58
       31   0.63    0.69    0.79    0.86    0.92    1.00   1.08   1.17   1.28   1.42   1.58   1.81   2.03   2.26    2.53    2.89
       32   0.63    0.71    0.84    0.92    1.00    1.06   1.17   1.28   1.40   1.58   1.81   2.03   2.26   2.53    2.83    3.24
       33   0.63    0.72    0.88    0.98    1.06    1.17   1.28   1.40   1.58   1.78   2.01   2.25   2.53   2.83    3.17    3.61
       34   0.63    0.73    0.93    1.05    1.17    1.25   1.40   1.58   1.78   2.01   2.24   2.53   2.81   3.16    3.54    4.02
       35   0.63    0.76    0.99    1.14    1.28    1.40   1.58   1.78   2.01   2.24   2.53   2.80   3.13   3.52    3.94    4.45
       36   0.65    0.79    1.06    1.25    1.40    1.58   1.78   2.01   2.24   2.53   2.80   3.10   3.48   3.91    4.36    4.92
       37   0.67    0.84    1.15    1.37    1.58    1.78   2.01   2.24   2.53   2.80   3.06   3.43   3.56   4.32    4.82    5.44
       38   0.70    0.89    1.23    1.47    1.70    1.91   2.16   2.41   2.72   3.04   3.35   3.76   4.25   4.78    5.33    6.00
       39   0.74    0.95    1.33    1.59    1.83    2.07   2.33   2.60   2.93   3.27   3.64   4.10   4.67   5.28    5.88    6.61
       40   0.79    1.02    1.45    1.73    2.00    2.23   2.51   2.79   3.13   3.51   3.94   4.47   5.13   5.82    6.48    7.27
       41   0.85    1.11    1.58    1.90    2.17    2.42   2.70   2.98   3.33   3.75   4.24   4.65   5.82   6.41    7.12    8.01
       42   0.92    1.22    1.76    2.09    2.37    2.62   2.89   3.18   3.52   3.99   4.57   5.28   6.15   7.05    7.85    8.82
       43   0.99    1.37    1.92    2.30    2.61    2.88   3.18   3.47   3.83   4.33   4.96   5.71   6.83   7.61    8.50    9.73
       44   1.08    1.53    2.11    2.52    2.86    3.17   3.47   3.79   4.17   4.70   5.37   6.16   7.16   8.20    9.22   10.75
       45   1.17    1.72    2.31    2.75    3.13    3.47   3.79   4.14   4.56   5.06   5.80   6.65   7.73   8.85   10.02   11.80
       46   1.28    1.94    2.51    3.00    3.40    3.75   4.14   4.56   4.91   5.45   6.28   7.19   8.35   9.56   10.89   13.17
       47   1.38    2.17    2.73    3.25    3.68    4.13   4.56   4.89   5.31   5.93   6.79   7.78   9.03  10.34   11.85   14.87
       48   1.49    2.27    2.84    3.40    3.90    4.38   4.87   5.28   5.80   6.49   7.53   8.64   9.94  11.30   12.79   16.07
       49   1.60    2.35    2.95    3.54    4.09    4.62   5.18   5.70   6.33   7.12   8.36   9.60  10.96  12.32   13.75   17.71
       50   1.70    2.42    3.04    3.66    4.29    4.87   5.51   6.15   6.93   7.83   9.30  10.69  12.06  13.40   14.77   19.60
       51   1.80    2.48    3.12    3.77    4.47    5.12   5.66   6.65   7.59   8.61  10.35  11.89  13.24  14.56   15.83   21.47
       52   1.90    2.52    3.17    3.85    4.65    5.38   6.23   7.20   8.32   9.48  11.51  13.18  14.52  15.80   16.96   23.66
       53   2.06    2.75    3.45    4.23    5.08    5.90   6.84   7.89   9.11  10.43  12.63  14.52  15.80  18.96   19.16   26.05
       54   2.23    2.99    3.78    4.64    5.57    6.47   7.52   8.86   9.96  11.44  13.85  15.80  16.96  19.16   21.52   28.69
       55   2.41    3.27    4.12    5.10    6.11    7.11   8.27   9.50  10.66  12.54  15.17  16.96  19.16  21.62   24.39   31.57
       56   2.61    3.56    4.51    5.61    6.71    7.83   9.09  10.38  11.83  13.73  16.82  19.16  21.62  24.39   27.47   34.68
       57   2.82    3.89    4.94    6.18    7.38    8.60   9.96  11.33  12.87  15.03  18.21  21.38  24.39  27.15   30.87   36.00
       58   2.95    4.13    5.44    6.74    8.10    9.20  10.59  12.05  13.66  15.94  19.22  22.43  25.64  28.58   32.76   41.60
       59   3.10    4.37    6.00    7.34    8.87    9.82  11.23  12.79  14.47  16.88  20.25  23.49  26.85  29.94   34.70   45.64
       60   3.23    4.63    6.61    7.97    9.71   10.46  11.89  13.57  15.32  17.85  21.28  24.48  27.97  31.28   36.71   49.90
       61   3.37    4.89    7.26    8.64   10.48   11.59  12.58  14.38  16.18  18.82  22.26  25.39  29.04  32.81   38.82   54.71
       62   3.50    5.14    7.97    9.36   11.59   11.83  13.29  15.21  17.05  19.77  23.18  26.21  30.06  33.93   41.03   60.03
       63   3.89    5.77    8.74   10.48   11.83   13.29  15.21  17.05  20.11  22.42  25.79  28.87  33.14  37.76   44.86   65.85
       64   4.32    6.47    9.57   11.73   13.29   15.21  17.06  20.11  22.42  25.79  28.69  32.93  38.55  42.02   48.60   72.18
       65   4.80    7.28   10.50   13.13   15.21   17.05  20.11  22.42  25.79  28.69  32.93  35.12  40.34  46.75   52.83   79.02
       66   5.32    8.14   11.51   14.89   17.05   20.11  22.42  25.79  28.69  32.93  34.69  38.78  44.51  51.97   57.68   86.35
       67   5.91    9.12   12.62   16.42   20.11   22.42  25.79  28.69  32.93  34.47  38.42  42.80  49.06  57.58   62.18   94.12
       68   6.51   10.04   13.89   18.04   22.04   24.54  28.23  31.44  34.47  37.82  42.14  46.91  53.73  62.18   67.77  102.35
       69   7.17   11.05   15.25   19.76   24.12   26.87  30.94  34.47  37.82  41.49  48.20  51.36  56.72  67.77   73.69  111.41
       70   7.89   12.14   16.72   21.64   26.41   29.44  33.92  37.82  41.49  45.48  50.57  56.13  64.00  73.69   80.22  121.31

              Providentmutual Life and Annuity Company of America

SOA 75-80 Table - Male - Age Nearest Birthday

                                                                  DURATION
ISSUE
 AGE       1       2       3       4       5       6       7       8       9      10      11      12      13      14      15      16
71      9.53   14.60   19.60   24 97   29.44   34.32   41.78   48.80   57.45   65.58   74.51   84.52   95.47  107.84  121.31  132.05
72     11.40   15.64   22.87   28.77   34.15   39.89   48.34   56.16   65.58   74.61   84.52   95.39  107.57  121.31  132.05  143.63
73     13.52   19.13   26.61   33.20   39.52   48.21   55.72   64.40   74.61   84.52   95.39  107.62  121.31  132.05  143.63  156.05
74     15.94   22 46   30.70   38.25   45.60   53.35   64.01   73.58   84.52   95.39  107.62  121.31  132.05  143.63  156.05  169.12
75     18.71   26.25   35.35   43.95   52.45   61.35   73.23   83.67   95.39  107.62  121.31  132.05  143.63  156.05  169.12  182.61
76     21.88   30.82   40.61   50.35   50.12   70.26   83.39   94.78  107.62  121.31  132.05  143.63  156.05  169.12  182.61  196.52
77     25.51   34.90   46.52   57.51   68.65   80.09   94.57  107.29  121.31  132.05  143.63  156.05  169.12  182.61  196.52  210.85
78     29.63   40.42   53.12   65.47   78.04   90.90  107.18  121.31  132.05  143.63  156.05  169.12  182.61  196.52  210.85  225.60
79     34.65   45.62   60.45   74.20   88.36  103.10  121.31  132.05  143.63  156.05  169.12  182.61  196.52  210.85  225.60  240.77
80     40.30   53.54   88.50   83.78   99.99  116.79  132.05  143.63  156.05  169.12  182.61  196.52  210.85  225.60  240.77  256.36
81     46.33   61.18   77.33   94.56  113.02  132.05  143.63  156.05  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37
82     53.85   69.50   87.27  106.64  127.54  143.63  156.05  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80
83     61.41   79.10   96.40  120.07  143.63  156.05  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65
84     72.42   89.77  110.78  134.94  156.05  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92
85     84.92  104.32  124.48  151.33  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61
86     99.04  117.78  139.58  169.12  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00
87    114.90  134.20  155.97  182.61  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00
88    132.64  152.21  173.48  196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00
89    143.75  164.35  186.59  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00
90    155.22  176.57  200.31  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00
91    196.52  210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00
92    210.85  225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00
93    225.60  240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
94    240.77  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
95    256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
96    272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
97    288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
98    305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
99    322.92  340.61       0       0       0       0       0       0       0       0       0       0       0       0       0       0


               PROVIDENTMUTAL LIFE AND ANNUITY COMPANY OF AMERICA

SOA 75-80 TABLE -- FEMALE -- AGE NEAREST BIRTHDAY


ISSUE                                              DURATION
 AGE       1     2      3      4      5      6        7       8        9       10      11      12      13       14      15      16
 0      0.93   0.34   0.30   0.27    0.24    0.22    0.20    0.18     0.18     0.18     0.19    0.21    0.24    0.27    0.32    0.36
 1      0.34   0.30   0.27   0.24    0.22    0.20    0.18    0.18     0.18     0.19     0.21    0.24    0.27    0.32    0.36    0.40
 2      0.28   0.27   0.24   0.22    0.20    0.18    0.18    0.18     0.19     0.21     0.24    0.27    0.32    0.36    0.40    0.44
 3      0.24   0.24   0.22   0.20    0.18    0.18    0.18    0.19     0.21     0.24     0.27    0.32    0.36    0.40    0.44    0.47
 4      0.22   0.22   0.20   0.18    0.18    0.18    0.19    0.21     0.24     0.27     0.32    0.36    0.40    0.44    0.47    0.49
 5      0.20   0.20   0.18   0.18    0.18    0.19    0.21    0.24     0.27     0.32     0.36    0.40    0.44    0.47    0.49    0.51
 6      0.19   0.18   0.18   0.18    0.19    0.21    0.24    0.27     0.32     0.36     0.40    0.44    0.47    0.49    0.51    0.52
 7      0.17   0.18   0.18   0.19    0.21    0.24    0.27    0.32     0.36     0.40     0.44    0.47    0.49    0.51    0.52    0.53
 8      0.16   0.18   0.19   0.21    0.24    0.27    0.32    0.36     0.40     0.44     0.47    0.49    0.51    0.52    0.53    0.53
 9      0.16   0.19   0.21   0.24    0.27    0.32    0.36    0.40     0.44     0.47     0.49    0.51    0.52    0.53    0.53    0.53
10      0.16   0.21   0.24   0.27    0.32    0.36    0.40    0.44     0.47     0.49     0.51    0.52    0.53    0.53    0.53    0.53
11      0.17   0.24   0.27   0.32    0.36    0.40    0.44    0.47     0.49     0.51     0.52    0.53    0.53    0.53    0.53    0.53
12      0.18   0.27   0.32   0.36    0.40    0.44    0.47    0.49     0.51     0.52     0.53    0.53    0.53    0.53    0.53    0.53
13      0.21   0.31   0.35   0.38    0.42    0.45    0.47    0.49     0.52     0.53     0.53    0.53    0.53    0.53    0.53    0.53
14      0.25   0.33   0.37   0.40    0.43    0.45    0.47    0.48     0.53     0.53     0.53    0.53    0.53    0.53    0.53    0.54
15      0.28   0.35   0.39   0.41    0.43    0.45    0.46    0.48     0.53     0.53     0.53    0.53    0.53    0.53    0.54    0.55
16      0.32   0.37   0.39   0.41    0.42    0.43    0.45    0.46     0.53     0.53     0.53    0.53    0.53    0.54    0.55    0.56
17      0.36   0.37   0.39   0.40    0.41    0.42    0.43    0.44     0.53     0.53     0.53    0.53    0.54    0.55    0.56    0.61
18      0.36   0.37   0.39   0.40    0.41    0.42    0.43    0.44     0.51     0.52     0.53    0.54    0.55    0.56    0.61    0.65
19      0.36   0.37   0.39   0.40    0.41    0.42    0.43    0.44     0.50     0.50     0.54    0.55    0.56    0.61    0.65    0.70
20      0.35   0.36   0.36   0.39    0.41    0.41    0.43    0.44     0.48     0.50     0.55    0.56    0.61    0.65    0.70    0.77
21      0.34   0.36   0.37   0.38    0.40    0.41    0.43    0.44     0.47     0.49     0.56    0.61    0.65    0.70    0.77    0.84
22      0.32   0.34   0.36   0.38    0.40    0.41    0.43    0.45     0.46     0.50     0.61    0.65    0.70    0.77    0.84    0.93
23      0.32   0.34   0.37   0.39    0.41    0.42    0.45    0.46     0.50     0.56     0.65    0.70    0.77    0.84    0.93    1.03
24      0.31   0.34   0.38   0.40    0.42    0.45    0.46    0.50     0.55     0.59     0.70    0.77    0.84    0.93    1.03    1.15
25      0.31   0.35   0.39   0.41    0.44    0.46    0.50    0.55     0.56     0.63     0.77    0.84    0.93    1.03    1.15    1.29
26      0.30   0.35   0.39   0.43    0.46    0.50    0.55    0.59     0.63     0.69     0.84    0.93    1.03    1.15    1.29    1.45
27      0.30   0.35   0.41   0.45    0.50    0.55    0.59    0.63     0.66     0.76     0.83    1.03    1.15    1.29    1.45    1.62
28      0.31   0.36   0.42   0.48    0.53    0.59    0.63    0.66     0.76     0.86     1.03    1.15    1.29    1.45    1.62    1.79
29      0.32   0.37   0.44   0.51    0.57    0.63    0.66    0.76     0.86     0.97     1.15    1.29    1.45    1.62    1.79    1.96
30      0.33   0.39   0.47   0.54    0.62    0.66    0.76    0.86     0.97     1.06     1.29    1.45    1.62    1.79    1.96    2.14
31      0.35   0.41   0.50   0.59    0.66    0.76    0.86    0.97     1.06     1.19     1.45    1.62    1.79    1.96    2.14    2.33
32      0.36   0.44   0.54   0.65    0.76    0.86    0.97    1.06     1.19     1.31     1.62    1.79    1.96    2.14    2.33    2.52
33      0.39   0.46   0.57   0.69    0.82    0.93    1.07    1.19     1.31     1.48     1.77    1.94    2.12    2.33    2.52    2.72
34      0.41   0.49   0.60   0.74    0.86    1.02    1.18    1.31     1.48     1.64     1.92    2.10    2.30    2.51    2.72    2.83
35      0.43   0.51   0.63   0.79    0.95    1.12    1.30    1.45     1.64     1.81     2.07    2.27    2.48    2.71    2.92    3.17
36      0.45   0.54   0.67   0.85    1.04    1.23    1.43    1.63     1.81     2.00     2.23    2.43    2.64    2.92    3.16    3.43
37      0.48   0.58   0.71   0.92    1.13    1.35    1.56    1.77     1.96     2.19     2.39    2.60    2.82    3.16    3.42    3.71
38      0.51   0.64   0.80   1.04    1.26    1.49    1.70    1.92     2.14     2.35     2.56    2.78    3.02    3.38    3.66    4.04
39      0.55   0.72   0.89   1.16    1.39    1.63    1.85    2.06     2.30     2.52     2.74    2.95    3.23    3.52    3.94    4.40
40      0.60   0.80   1.00   1.28    1.52    1.78    2.01    2.24     2.45     2.69     2.94    3.19    3.46    3.91    4.25    4.80
41      0.65   0.89   1.10   1.41    1.66    1.94    2.17    2.41     2.63     2.89     3.15    3.42    3.72    4.23    4.56    5.23
42      0.70   0.96   1.20   1.54    1.80    2.10    2.33    2.58     2.83     3.10     3.38    3.89    4.01    4.57    4.94    5.70
43      0.76   1.05   1.29   1.63    1.90    2.20    2.45    2.74     3.01     3.31     3.64    3.96    4.34    4.94    5.37    6.22
44      0.81   1.12   1.39   1.71    2.00    2.30    2.59    2.90     3.21     3.55     3.92    4.30    4.59    5.37    5.85    6.78
45      0.86   1.19   1.48   1.79    2.10    2.42    2.73    3.07     3.43     3.82     4.23    4.64    5.07    5.83    6.36    7.37
46      0.91   1.26   1.58   1.86    2.22    2.53    2.88    3.28     3.67     4.11     4.55    5.01    5.49    6.32    6.69    8.00
47      0.96   1.33   1.68   1.95    2.34    2.65    3.06    3.49     3.94     4.41     4.90    5.41    5.94    6.84    7.46    8.67
48      1.00   1.39   1.76   2.04    2.45    2.82    3.27    3.76     4.20     4.70     5.23    5.77    6.31    7.25    7.86    9.38
49      1.05   1.46   1.83   2.13    2.58    3.00    3.50    4.04     4.48     5.02     5.57    6.13    6.70    7.67    8.30   10.15
50      1.10   1.53   1.91   2.24    2.72    3.20    3.74    4.35     4.78     5.34     5.92    6.50    7.09    8.09    8.75   10.99
51      1.15   1.60   2.01   2.35    2.86    3.40    4.00    4.58     5.09     5.67     6.26    6.86    7.49    8.53    9.21   11.91
52      1.20   1.68   2.10   2.47    3.01    3.61    4.28    5.03     5.40     6.01     6.84    7.27    7.91    9.00    9.70   12.92
53      1.26   1.76   2.22   2.65    3.23    3.87    4.57    5.34     5.77     6.41     7.05    7.75    8.47    9.58   10.50   14.03
54      1.32   1.85   2.35   2.84    3.47    4.15    4.87    5.65     6.15     6.81     7.49    8.26    9.07   10.43   11.37   15.25
55      1.38   1.93   2.48   3.05    3.72    4.43    5.15    5.97     6.55     7.25     7.96    8.81    9.72   11.24   12.33   16.83
56      1.45   2.02   2.62   3.27    3.97    4.72    5.50    5.29     6.97     7.71     8.46    9.40   10.43   12.13   13.41   18.21
57      1.51   2.11   2.76   3.49    4.24    5.02    5.82    5.62     7.42     8.21     9.00   10.04   11.20   13.13   14.65   20.04
58      1.63   2.29   2.99   3.76    4.54    5.34    6.18    7.03     7.88     8.71     9.76   10.86   12.11   14.18   15.64   22.17
59      1.75   2.48   3.24   4.04    4.85    5.69    6.57    7.46     8.36     9.25    10.60   11.79   13.14   15.40   17.21   24.65
60      1.88   2.68   3.50   4.34    5.18    6.06    6.98    7.93     8.59     9.83    11.55   12.85   14.33   16.80   18.78   27.53
61      2.01   2.90   3.77   4.86    5.54    6.45    7.42    8.43     9.45    10.47    12.64   14.06   15.70   18.42   20.59   30.86
62      2.15   3.12   4.07   5.01    5.93    6.88    7.90    8.97    10.07    11.19    13.90   15.50   17.30   20.26   22.64   34.69
63      2.27   3.27   4.26   5.24    6.21    7.22    8.30    9.49    10.75    12.11    15.04   16.80   18.79   22.06   24.73   39.07
64      2.40   3.43   4.45   5.48    6.50    7.57    8.75   10.07    11.53    13.17    16.34   18.28   20.47   24.09   27.05   44.00
65      2.53   3.59   4.66   5.73    6.80    7.95    9.24   10.72    12.43    14.38    17.83   19.94   22.34   26.30   29.55   49.48
66      2.67   3.76   4.83   5.99    7.12    8.37    9.60   11.47    13.45    15.78    19.51   21.61   24.41   28.69   32.20   55.51
67      2.82   3.94   5.10   6.77    7.46    8.85   10.43   12.32    14.81    17.37    21.40   23.87   26.64   31.21   34.96   62.09
68      3.06   4.28   5.56   6.87    8.23    9.79   11.60   13.76    16.38    19.53    23.67   26.64   29.95   34.96   39.13   69.22
69      3.33   4.67   6.08   7.56    9.11   10.89   12.85   15.42    18.41    21.99    26.64   29.98   33.61   39.13   43.62   76.90
70      3.63   5.11   6.70   8.36   10.13   12.16   14.52   17.34    20.73    24.77    29.96   33.61   37.59   43.62   46.46   85.13


                             Providentmutual Life and Annuity Company of America

SOA 75-80 Table -- Female -- Age Nearest Birthday

ISSUE                                                         DURATION
 AGE       1       2       3       4       5       6       7       8       9      10      11      12     13       14      15      16
  71    5.11    6.70    8.36   10.13   12.16   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91
  72    6.70    8.36   10.13   12.16   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24
  73    8.36   10.13   12.16   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12
  74   10.13   12.16   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55
  75   12.16   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53
  76   14.52   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06
  77   17.34   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  152.14
  78   20.73   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77
  79   24.77   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95
  80   29.96   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68
  81   33.61   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96
  82   37.59   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79
  83   43.62   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17
  84   48.46   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10
  85   85.13   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58
  86   93.91  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00
  87  103.24  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00
  88  113.12  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00
  89  123.55  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00
  90  134.53  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00    0.00
  91  146.06  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00    0.00    0.00
  92  158.14  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  93  170.77  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  94  183.95  197.68  211.96  226.79  242.17  258.10  274.58    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  95  256.36  272.37  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  96  272.37  288.80  305.65  322.92  340.81    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  97  288.80  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  98  305.65  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00
  99  322.92  340.61    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00

                      PROVCARE LONG TERM CAR WAIVER RIDER
                               COST OF INSURANCE

                            MALE RIDER RATE PER 1000

                                                                 REVISED 1/19/01


ATTAINED                                          ATTAINED
  AGE               ANNUAL         MONTHLY          AGE          ANNUAL         MONTHLY
---------        -----------     ----------     -----------    ----------     -----------
  21                  0.12           0.01            61            0.24            0.02
  22                  0.12           0.01            62            0.24            0.02
  23                  0.12           0.01            63            0.24            0.02
  24                  0.12           0.01            64            0.36            0.03
  25                  0.12           0.01            65            0.36            0.03

  26                  0.12           0.01            66            0.36            0.03
  27                  0.12           0.01            67            0.48            0.04
  28                  0.12           0.01            68            0.48            0.04
  29                  0.12           0.01            69            0.60            0.05
  30                  0.12           0.01            70            0.72            0.06

  31                  0.12           0.01            71            0.84            0.07
  32                  0.12           0.01            72            0.96            0.08
  33                  0.12           0.01            73            1.08            0.09
  34                  0.12           0.01            74            1.32            0.11
  35                  0.12           0.01            75            1.56            0.13

  36                  0.12           0.01            76            2.04            0.17
  37                  0.12           0.01            77            2.52            0.21
  38                  0.12           0.01            78            3.00            0.25
  39                  0.12           0.01            79            3.72            0.31
  40                  0.12           0.01            80            4.44            0.37

  41                  0.12           0.01            81            5.40            0.45
  42                  0.12           0.01            82            6.48            0.54
  43                  0.12           0.01            83            7.80            0.65
  44                  0.12           0.01            84            9.36            0.78
  45                  0.12           0.01            85           10.68            0.89

  46                  0.12           0.01            86           11.88            0.99
  47                  0.12           0.01            87           13.44            1.12
  48                  0.12           0.01            88           15.36            1.28
  49                  0.12           0.01            89           17.40            1.45
  50                  0.12           0.01            90           20.16            1.68

  51                  0.12           0.01            91           23.16            1.93
  52                  0.12           0.01            92           26.40            2.20
  53                  0.12           0.01            93           29.76            2.48
  54                  0.12           0.01            94           33.00            2.75
  55                  0.12           0.01            95           36.24            3.02

  56                  0.12           0.01            96           39.12            3.26
  57                  0.12           0.01            97           41.28            3.44
  58                  0.24           0.02            98           41.64            3.47
  59                  0.24           0.02            99           41.64            3.47
  60                  0.24           0.02


                      PROVCARE LONG TERM CARE WAIVER RIDER
                               COST OF INSURANCE

                           FEMALE RIDER RATE PER 1000

                                                                 REVISED 1/19/01


ATTAINED                                          ATTAINED
  AGE               ANNUAL         MONTHLY          AGE          ANNUAL         MONTHLY
---------        -----------     ----------     -----------    ----------     -----------
  21                  0.12           0.01            61            0.24            0.02
  22                  0.12           0.01            62            0.24            0.02
  23                  0.12           0.01            63            0.24            0.02
  24                  0.12           0.01            64            0.24            0.02
  25                  0.12           0.01            65            0.36            0.03

  26                  0.12           0.01            66            0.36            0.03
  27                  0.12           0.01            67            0.36            0.03
  28                  0.12           0.01            68            0.36            0.03
  29                  0.12           0.01            69            0.48            0.04
  30                  0.12           0.01            70            0.48            0.04

  31                  0.12           0.01            71            0.60            0.05
  32                  0.12           0.01            72            0.72            0.06
  33                  0.12           0.01            73            0.84            0.07
  34                  0.12           0.01            74            1.08            0.09
  35                  0.12           0.01            75            1.32            0.11

  36                  0.12           0.01            76            1.56            0.13
  37                  0.12           0.01            77            1.92            0.16
  38                  0.12           0.01            78            2.52            0.21
  39                  0.12           0.01            79            3.12            0.26
  40                  0.12           0.01            80            4.08            0.34

  41                  0.12           0.01            81            4.92            0.41
  42                  0.12           0.01            82            6.00            0.50
  43                  0.12           0.01            83            7.32            0.61
  44                  0.12           0.01            84            8.88            0.74
  45                  0.12           0.01            85           10.68            0.89

  46                  0.12           0.01            86           12.48            1.04
  47                  0.12           0.01            87           14.64            1.22
  48                  0.12           0.01            88           16.80            1.40
  49                  0.12           0.01            89           19.08            1.59
  50                  0.12           0.01            90           21.35            1.78

  51                  0.12           0.01            91           23.64            1.97
  52                  0.12           0.01            92           26.16            2.18
  53                  0.12           0.01            93           28.68            2.39
  54                  0.12           0.01            94           31.08            2.59
  55                  0.12           0.01            95           33.48            2.79

  56                  0.12           0.01            96           35.28            2.94
  57                  0.12           0.01            97           36.24            3.02
  58                  0.12           0.01            98           36.24            3.02
  59                  0.12           0.01            99           36.24            3.02
  60                  0.24           0.02


                   PROVCARE LONG TERM CARE ACCELERATION RIDER
                               COST OF INSURANCE

                          MALE 2% RIDER RATE PER 1000
                                                                 REVISED 1/19/01

ATTAINED                                   ATTAINED
  AGE            ANNUAL      MONTHLY         AGE         ANNUAL      MONTHLY
--------         ------      -------       --------      ------      -------
  21              0.24       0.02000         61           2.68       0.22333
  22              0.24       0.02000         62           2.87       0.23917
  23              0.24       0.02000         63           3.05       0.25417
  24              0.24       0.02000         64           3.16       0.26333
  25              0.24       0.02000         65           3.36       0.28000

  26              0.24       0.02000         66           3.61       0.30083
  27              0.24       0.02000         67           3.86       0.32167
  28              0.24       0.02000         68           4.30       0.35833
  29              0.24       0.02000         69           4.72       0.39333
  30              0.24       0.02000         70           5.20       0.43333

  31              0.24       0.02000         71           5.61       0.46750
  32              0.24       0.02000         72           6.07       0.50583
  33              0.24       0.02000         73           6.65       0.55417
  34              0.24       0.02000         74           7.15       0.59583
  35              0.24       0.02000         75           8.18       0.68167

  36              0.24       0.02000         76           9.37       0.78083
  37              0.24       0.02000         77          10.52       0.87667
  38              0.24       0.02000         78          11.64       0.97000
  39              0.24       0.02000         79          12.63       1.04417
  40              0.24       0.02000         80          13.39       1.11583

  41              0.30       0.02500         81          14.32       1.19333
  42              0.36       0.03000         82          15.39       1.28250
  43              0.45       0.03750         83          16.38       1.36500
  44              0.54       0.04500         84          17.36       1.44667
  45              0.64       0.05333         85          17.74       1.47833

  46              0.72       0.06000         86          17.73       1.47750
  47              0.79       0.06583         87          17.78       1.48167
  48              0.86       0.07167         88          17.81       1.48417
  49              0.92       0.07667         89          17.99       1.49917
  50              1.00       0.08333         90          18.18       1.51500

  51              1.11       0.09250         91          17.94       1.49500
  52              1.22       0.10167         92          17.38       1.44833
  53              1.34       0.11167         93          16.63       1.38583
  54              1.49       0.12417         94          15.61       1.30083
  55              1.69       0.14083         95          13.89       1.15750

  56              1.90       0.15833         96          11.01       0.91750
  57              2.07       0.17250         97           8.85       0.73750
  58              2.13       0.17750         98           8.49       0.70750
  59              2.30       0.19167         99           8.49       0.70750
  60              2.47       0.20583

                   PROVCARE LONG TERM CARE ACCELERATION RIDER
                               COST OF INSURANCE

                          MALE 4% RIDER RATE PER 1000

                                                                 REVISED 1/19/01


ATTAINED                                          ATTAINED
  AGE               ANNUAL         MONTHLY          AGE          ANNUAL         MONTHLY
---------        -----------     ----------     -----------    ----------     -----------
  21                  0.31         0.02583           61            3.55        0.29583
  22                  0.31         0.02583           62            3.81        0.31750
  23                  0.31         0.02583           63            3.97        0.33083
  24                  0.31         0.02583           64            4.07        0.33917
  25                  0.31         0.02583           65            4.29        0.35750

  26                  0.31         0.02583           66            4.61        0.38417
  27                  0.31         0.02583           67            4.95        0.41250
  28                  0.31         0.02583           68            5.49        0.45750
  29                  0.31         0.02583           69            6.05        0.50417
  30                  0.32         0.02667           70            6.68        0.55667

  31                  0.33         0.02750           71            7.23        0.60250
  32                  0.33         0.02750           72            7.83        0.65250
  33                  0.34         0.02833           73            8.58        0.71500
  34                  0.35         0.02917           74            9.27        0.77250
  35                  0.36         0.03000           75           10.61        0.88417

  36                  0.36         0.03000           76           12.22        1.01833
  37                  0.37         0.03083           77           13.78        1.14833
  38                  0.38         0.03167           78           15.29        1.27417
  39                  0.38         0.03167           79           16.59        1.38250
  40                  0.39         0.03250           80           17.85        1.48750

  41                  0.49         0.04083           81           19.25        1.60417
  42                  0.57         0.04750           82           20.86        1.73833
  43                  0.70         0.05833           83           22.43        1.86917
  44                  0.83         0.06917           84           24.04        2.00333
  45                  0.98         0.08167           85           24.85        2.07083

  46                  1.09         0.09083           86           25.14        2.09500
  47                  1.19         0.09917           87           25.59        2.13250
  48                  1.29         0.10750           88           26.11        2.17583
  49                  1.37         0.11417           89           26.84        2.23667
  50                  1.50         0.12500           90           27.76        2.31333

  51                  1.65         0.13750           91           28.22        2.35167
  52                  1.81         0.15083           92           28.32        2.36000
  53                  1.98         0.16500           93           28.23        2.35250
  54                  2.20         0.18333           94           27.76        2.31333
  55                  2.45         0.20417           95           26.42        2.20167

  56                  2.71         0.22583           96           23.54        1.96167
  57                  2.90         0.24167           97           21.38        1.78167
  58                  2.99         0.24917           98           21.02        1.75167
  59                  3.16         0.26333           99           21.02        1.75167
  60                  3.33         0.27750


                   PROVCARE LONG TERM CARE ACCELERATION RIDER
                               COST OF INSURANCE

                         FEMALE 2% RIDER RATE PER 1000

                                                                 REVISED 1/19/01


ATTAINED                                          ATTAINED
  AGE               ANNUAL         MONTHLY          AGE          ANNUAL         MONTHLY
---------        -----------     ----------     -----------    ----------     -----------
  21                  0.24         0.02000           61            2.79        0.23250
  22                  0.24         0.02000           62            3.24        0.27000
  23                  0.24         0.02000           63            3.73        0.31083
  24                  0.24         0.02000           64            4.20        0.35000
  25                  0.24         0.02000           65            4.55        0.37917

  26                  0.24         0.02000           66            4.91        0.40917
  27                  0.24         0.02000           67            5.37        0.44750
  28                  0.24         0.02000           68            5.62        0.46833
  29                  0.24         0.02000           69            5.83        0.46917
  30                  0.24         0.02000           70            6.02        0.50167

  31                  0.24         0.02000           71            6.59        0.54917
  32                  0.24         0.02000           72            7.17        0.59750
  33                  0.24         0.02000           73            7.82        0.65167
  34                  0.24         0.02000           74            8.39        0.69917
  35                  0.24         0.02000           75            9.06        0.75500

  36                  0.26         0.02167           76           10.45        0.87083
  37                  0.31         0.02583           77           11.96        0.99667
  38                  0.37         0.03083           78           13.21        1.10083
  39                  0.41         0.03417           79           14.61        1.21750
  40                  0.46         0.03833           80           15.93        1.32750

  41                  0.51         0.04250           81           17.48        1.45667
  42                  0.56         0.04667           82           18.89        1.57417
  43                  0.62         0.05167           83           20.52        1.71000
  44                  0.66         0.05500           84           22.05        1.83750
  45                  0.73         0.06083           85           23.49        1.95750

  46                  0.80         0.06667           86           24.95        2.07917
  47                  0.88         0.07333           87           26.00        2.16667
  48                  0.96         0.08000           88           26.63        2.21917
  49                  1.09         0.09083           89           26.90        2.24167
  50                  1.19         0.09917           90           26.80        2.23333

  51                  1.33         0.11083           91           26.32        2.19333
  52                  1.44         0.12000           92           25.55        2.12917
  53                  1.49         0.12417           93           24.61        2.05083
  54                  1.63         0.13583           94           23.32        1.94333
  55                  1.72         0.14333           95           21.07        1.75583

  56                  1.83         0.15250           96           19.27        1.60583
  57                  1.93         0.16083           97           18.31        1.52583
  58                  2.07         0.17250           98           18.31        1.52583
  59                  2.25         0.18750           99           18.31        1.52583
  60                  2.45         0.20417

                   PROVCARE LONG TERM CARE ACCELERATION RIDER
                               COST OF INSURANCE

                         FEMALE 4% RIDER RATE PER 1000

                                                                 REVISED 1/19/01


ATTAINED                               ATTAINED
  AGE          ANNUAL      MONTHLY        AGE        ANNUAL        MONTHLY
--------       ------      -------     --------      ------        -------

  21            0.28       0.02333        61           3.91        0.32583
  22            0.28       0.02333        62           4.53        0.37750
  23            0.28       0.02333        63           5.20        0.43333
  24            0.28       0.02333        64           5.85        0.48750
  25            0.28       0.02333        65           6.37        0.53083

  26            0.28       0.02333        66           6.86        0.57167
  27            0.28       0.02333        67           7.49        0.62417
  28            0.28       0.02333        68           7.83        0.65250
  29            0.28       0.02333        69           7.89        0.65750
  30            0.28       0.02333        70           8.29        0.69083

  31            0.28       0.02333        71           8.97        0.74750
  32            0.28       0.02333        72           9.61        0.80083
  33            0.29       0.02417        73          10.33        0.86083
  34            0.30       0.02500        74          10.94        0.91167
  35            0.30       0.02500        75          11.66        0.97167

  36            0.34       0.02833        76          13.45        1.12083
  37            0.40       0.03333        77          15.43        1.28583
  38            0.49       0.04083        78          17.14        1.42833
  39            0.54       0.04500        79          19.04        1.58667
  40            0.62       0.05167        80          20.94        1.74500

  41            0.69       0.05750        81          23.08        1.92333
  42            0.78       0.06500        82          25.11        2.09250
  43            0.87       0.07250        83          27.48        2.29000
  44            0.94       0.07833        84          29.78        2.48167
  45            1.05       0.08750        85          32.03        2.66917

  46            1.14       0.09500        86          34.31        2.85917
  47            1.24       0.10333        87          36.16        3.01333
  48            1.36       0.11333        88          37.48        3.12333
  49            1.54       0.12833        89          38.39        3.19917
  50            1.67       0.13917        90          38.84        3.23667

  51            1.87       0.15583        91          38.81        3.23417
  52            2.02       0.16833        92          38.47        3.20583
  53            2.08       0.17333        93          37.94        3.16167
  54            2.27       0.18917        94          36.92        3.07667
  55            2.40       0.20000        95          34.70        2.89167

  56            2.55       0.21250        96          32.90        2.74167
  57            2.69       0.22417        97          31.94        2.66167
  58            2.88       0.24000        98          31.94        2.66167
  59            3.13       0.26083        99          31.94        2.66167
  60            3.44       0.28667


                        DISABILITY PREMIUM WAIVER RATES
                             % OF BENEFIT PREMIUMS



ISSUE AGE          RATE            ISSUE AGE      RATE
---------         ------           ---------     ------
 1 -  7            2.0%               36          3.0%
 8 - 13            2.1                37          3.1
14 - 17            2.2                38          3.2
18 - 20            2.3                39          3.3
                                      40          3.3
   21              2.4                41          3.4
   22              2.4                42          3.5
   23              2.4                43          3.6
   24              2.5                44          3.8
   25              2.5                45          3.9

   26              2.5                46          4.0
   27              2.6                47          4.2
   28              2.6                48          4.3
   29              2.6                49          4.5
   30              2.7                50          4.7

   31              2.7                51          4.9
   32              2.8                52          5.1
   33              2.8                53          5.3
   34              2.9                54          5.6
   35              3.0                55          5.8


                       WAIVER OF MONTHLY DEDUCTIONS RIDER
                               Cost of Insurance

The cost of this rider is determined on each Policy Processing Day by multiplying the Rate Factor for the Insured's Attained Age by the net amount at risk divided by 1,000.


          ATTAINED AGE        RATE FACTOR
          ------------        -----------
            15-45               0.01
            46-48               0.02
            49-50               0.03
              51                0.04
              52                0.05
              53                0.07
              54                0.09
              55                0.13
              56                0.18
              57                0.24
              58                0.32
              59                0.44


If the Insured is in a Special Premium Class, the rate factor shown above will be multiplied by the Risk Factor.

                                  EXHIBIT III

                                    REPORTS

                         ------------------------------
                         (Reporting Period/Ending Date)



Treaty Date                                     Termination Date
Treaty Number                                   Reinstatement Date
Reinsurance Method
Client Policy Number                            SPECIAL PRODUCTS (required if applicable)
Automatic/Facultative Indicator                 If Joint, Type (i.e., last survivor, 1st to die)
Joint Life Indicator                            Joint Insured Name
Name                                              Joint Last Name
  Last Name                                       Joint First Name
  First Name                                      Joint Middle Initial
  Middle Initial                                Joint Issue Age
Date of Birth                                   Term Additions Indicator
Issue Age                                       Accelerated Benefit Indicator
Gender                                          Long Term Care Indicator
State of Residency                              Purchase Options
Table Rating                                    Dividends
Smoker Indicator                                Policy Fee
Preferred Risk Indicator                        Cash Value
Issue Month/Day/Century/Year
Age Basis                                       ADDITIONAL DATA ITEMS (not required)
Original Plan Code                              Par/NonPar Indicator
Plan Description (i.e., WL. R&C GPWL)           Social Security Number
Plan Type (i.e., perm, term, UL, End, Ann.)     Years From Issue to Conversion
Face Amount Issued                              Reinsurance Premium Mode
Original Amount Reinsured                       Retention Amount
Current Amount Reinsured                        Cash Value
Life Standard Premium                           First Year/Renewal Indicator
Life Substandard Premium
Flat Extra Premium
Length of Flat Extra Premium
W.P. Premium
ADB Premium
Rider Premium
Life Standard Discount
Life Substandard Discount
Flat Extra Allowance
W.P. Allowance
ADB Discount
Rider Discount


                                                        POLICY EXHIBIT
                     CURRENT PERIOD                                                       YEAR-TO-DATE
------------------------------------------------------------     --------------------------------------------------------------
                               NO. OF             AMOUNT OF                                        NO. OF            AMOUNT OF
                              POLICIES           REINSURANCE                                      POLICIES          REINSURANCE
                              --------           -----------                                      --------          -----------
In Force Beg. Of Period                                          In Force Beg. Of Year

Issues-Automatic                                                 Issues-Automatic

Issues-Facultative                                               Issues-Facultative

Cancellations (NTO's)                                            Cancellations (NTO's)

Reinstatements                                                   Reinstatements

Other Increases                                                  Other Increases

   Total Increases                                                  Total Increases

Deaths                                                           Deaths

Recaptures                                                       Recaptures

Expiries & Maturities                                            Expiries & Maturities

Lapses & Surrender                                               Lapses & Surrender

Other Decreases                                                  Other Decreases

   Total Decreases                                                  Total Decreases

In Force Year-to-Date                                            In Force Year-to-Date

                             VALUATION RESERVE FOR
                           SELF-ADMINISTERED BUSINESS
                                 AS OF MM/DD/YY


                                                                                                     LIFE RESERVES
            ISSUE      REINSURANCE                      UNITS       ANNUALIZED     NET VALUATION    ---------------
TREATY #    YEAR          TYPE        # OF POLICIES   REINSURED   GROSS PREMIUMS     PREMIUMS       STATUTORY   TAX
--------    -----     -------------   -------------   ---------   --------------   -------------    ---------   ---
 TA001      1991         YRT/
            1992      Co-insurance/
            1993        Modco

            1998
            1999
           Total

 TA002      1993
            1994
            1995

            1998
            1999
           Total

 TA003      1997
            1998
            1999
           Total




                                               SUPPLEMENTARY RESERVES
            ISSUE     RESERVE      ------------------------------------------------------
TREATY #    YEAR      METHOD*      SUBSTANDARD      WP      AL      DEFICIENCY      OTHER
--------    -----     -------      -----------     ----    ----     ----------      -----
 TA001      1991
            1992
            1993

            1998
            1999
           Total

 TA002      1993
            1994
            1995

            1998
            1999
           Total

 TA003      1997
            1998
            1999
           Total


* Please describe exact method of calculating reinsurance reserves, i.e., unearned gross premiums or 1/2 Cx. If the business is co-insured, specify mortality table, interest rate and method used (ourtale or continuous CRVM) but not less than 1/2 Cx, or CRVM humpback. Mean or interpolated. Used XXX or Regulation 147. Does it include provision for immediate payment of claims?


As the valuation actuary of the below named company, I certify that the information above is correct as shown.

Company:
        ---------------------------------------

Signature:
        ---------------------------------------

Name:
        ---------------------------------------

Title:
        ---------------------------------------

Date:
        ---------------------------------------